Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 (as amended) of our report dated June 7, 2018 relating to the financial statements of Intermeccanica International Inc. as at March 31, 2017 and 2016 and for the years then ended, and to the reference to our firm under the caption "Experts" in the related Prospectus of Electrameccanica Vehicles Corp.

Dale Matheson Carr-Hilton LaBonte LLP

Chartered Professional Accountants

Vancouver, Canada

July 27, 2018